Exhibit 32.1
CERTIFICATIONS OF PERIODIC REPORT
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of eOn Communications Corporation ("Registrant") I, Stephen Swartz, Principal Executive Officer of Registrant , certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: March 14, 2014	/s/ Stephen Swartz
Stephen Swartz
Principal Executive Officer

In connection with this quarterly report on Form 10-Q of eOn Communications Corporation ("Registrant") I, Lee M. Bowling, Chief Financial Officer of Registrant , certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: March 14, 2014	/s/ Lee M. Bowling
Lee M. Bowling
Chief Financial Officer